Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation or Organization	Doing business as

Advantage AMP LLC	Delaware	AMP Agency Advantage Media

Advantage Consumer Healthcare LLC	Delaware

Advantage Sales & Marketing Inc.	Delaware	ASM Inc. Advantage Sales & Marketing AZ Inc.

Advantage Sales & Marketing Limited	England and Wales

Advantage Sales & Marketing LLC	California

206

206inc

206Agency

Adlucent

Advanced Marketing & Sales

Advantage Beverage Solutions

Advantage CMN LLC

Advantage Digital Commerce Advantage Fresh

Advantage Fulfillment Services

Advantage Greenhouse Partners

Advantage Integrated Connections

Advantage Marketing Partners

Advantage Media

Advantage Sales

Advantage Sales & Marketing New Jersey

Advantage Solutions AMP Agency

ASM Home Center/Hardware Division

Atlas Technology Group

Beekeeper Marketing

Blue Ocean Innovative Solutions

Brand Connections

Bump Club and Beyond

Canopy

Certified Management Group

Culinary Sales Support

Edge Marketing

eShopportunity

Focus Sales

Fresh Space

G&G Marketing

Hatch Design

IBC

IN Connected Marketing

IN Marketing Services

Integrated Marketing Services

Interlink Marketing Group

J.L. Buchanan

Perimeter Marketing

Program Sales & Marketing

PromoPoint Marketing

Quiverr Collective

Reputation Tree

Resource Marketing

Sage Tree

SixSpeed

SmallTalk AI

SmallTalk Group

SMART

Storeboard Media

Sunflower

THE SMART TEAM

the Sunflower Group

U.S. Advantage Sales & Marketing LLC

W. J. Brader & Associates

Advantage Smollan B.V.	Netherlands

Advantage Smollan Limited	England and Wales

Advantage Solutions Inc.	Canada

Advantage Solutions Canada

Advantage Sales and Marketing Canada

ASM IBC Canada

Edge Marketing

IBC

IBC Confectionary

International Biscuits and Confections

Integrated Marketing Services Canada

Lucas Enterprises

Prestige

Primeline

Primeline Food Group

PJB Primeline

Priority Brands

Sales and Logistics Solutions

ASM Canada Sales and Logistics Solutions

The Linkage Group

The Linkage Group Merchandising

The Linkage Group Sales & Marketing

Waypoint Canada

Waypoint Foodservice

Ventes Et Marketing Advantage Canada

CBI

Marketing Intefre Canada

Le Groupe Linkage

Point de cheminement

Service d’alimentation Waypoint

Advantage Waypoint LLC	Delaware	Certified Management Group Coleman Greear & Associates Convenience Sales Network CSC Sales and Marketing Ettinger-Rosini & Associates FilterCorp Southwest FoodIQ Waypoint Waypoint Commercial Solutions

ASI Intermediate Corp.	Delaware

ASMR Holdings Limited	England and Wales

Daymon Worldwide Canada Inc.	Delaware	Club Demonstration Services Interactions Consumer Marketing

Daymon Worldwide Europe Inc.	Delaware

Daymon Worldwide Inc.	Delaware	Daymon Daymon Private Brand Development

Club Demonstration Services, Inc	Connecticut	CDS Spotlight Events

Club Demonstration Services Korea Inc.	Delaware

Hamilton Bright Group B.V.	Netherlands

In-Store Opportunities, LLC	Delaware	Superfridge

Interactions Consumer Experience Marketing Inc.	Delaware	Elite Marketing Interactions Interactions One to One Interactions Advantage AllAccess

Intermarketing Group Limited	England and Wales

Jun Group Productions, LLC	Delaware

Karman Intermediate Corp.	Delaware

Marlin Network LLC	Missouri	Marlin

Powerforce Field Marketing and Retail Services Limited	England and Wales

Resource Experience Limited	England and Wales

SAS Retail Services, LLC	Delaware	SAS Retail Merchandising

The Data Council LLC	Delaware	Global Product Quality Solutions GPQS IX-ONE LOGIX3

Upshot LLC	Delaware